CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-194106 on Form S-11 of ETRE REIT, LLC of our report dated December 31, 2014 relating to the combined balance sheet of ETRE REIT, LLC, ETRE REIT, LLC Series A-1 and ETRE REIT, LLC Series A-2 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New York, New York
April 28, 2015